UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    September 18, 2013

Inventure Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14556	86-0786101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5415 E. High St., Suite 350, Phoenix, AZ	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (623) 932-6200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of September 18, 2013, Larry R. Polhill resigned from the Board of Directors (the “Board”) of Inventure Foods, Inc. (the “Company”) for personal reasons.  There were no disagreements between Mr. Polhill and the Company.  In connection with such resignation, the Board approved the following actions:

•                  Recognized Mr. Polhill for his long tenure of exemplary service on the Board and his substantial contributions and guidance, which were instrumental in getting the Company where it is today;

•                  Authorized the Company to enter into a consulting agreement with Mr. Polhill to allow the Company the continuing benefit of Mr. Polhill’s legacy experience with the Company and valued business and operations acumen;

•                  Designated existing director David L. Meyers to replace Mr. Polhill as Chairman of the Board and as a member of the Compensation Committee;

•                  Reconstituted the Compensation Committee to function as both the Compensation Committee and the Nominating Committee of the Board, comprised of Paul J. Lapadat, as the new Chairman, and David L. Meyers and Macon Bryce Edmonson as members; and

•                  Reconstituted the Audit Committee to be comprised of Ash Asensio, as the continuing Chairman, and Paul Lapadat and Macon Bryce Edmonson as members.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inventure Foods, Inc.
(Registrant)

Date:	September 20, 2013
/s/ Steve Weinberger
Steve Weinberger
Chief Financial Officer